Exhibit 10.34

AMENDMENT NUMBER TWO
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER TWO TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 16, 2007, by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“Agent”; and together with the Lenders, the “Lender Group”), as the arranger and administrative agent for the Lenders, VI ACQUISITION CORP., a Delaware corporation (“Parent”), and VICORP RESTAURANTS, INC., a Colorado corporation (“Borrower”), with reference to the following:

WHEREAS, Parent, Borrower and the Lender Group are parties to that certain Amended and Restated Loan and Security Agreement, dated as of April 14, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that the Lender Group consent to the amendment of the Loan Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to make the amendments requested by Borrower.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.     Amendments to Loan Agreement.

(a)           Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

““Adjusted EBITDA” means, as of any date of determination, the EBITDA of Parent and its Subsidiaries adjusted by adding back to EBITDA the amounts corresponding to the items set forth on Schedule A-1(a), and by subtracting from EBITDA the amounts corresponding to the items set forth on Schedule A-1(c), any modifications to categories on such schedules requiring the prior review of and approval by Agent; provided however (a) the Adjusted EBITDA for the 13 Fiscal Month period ending March 18, 2004 shall be $41,438,000, (b) the Adjusted EBITDA for each of the 13 Fiscal Months ending March 18, 2004 shall be the amounts set forth on Schedule A-1(b), and (c) all settlement fees and costs, attorneys’ and other professional fees and costs, and any other costs in connection with litigation against the Borrower by Michelle Coleman, Barbara Hodges, and Janice Faso, not to exceed $3,000,000, may be added back to EBITDA to the extent deducted in the calculation of EBITDA.”

““Borrowing Base” means, as of any date of determination, the result of:

(a) the result of

(y) [1.8] times Parent’s Adjusted EBITDA for the most recently completed 13 Fiscal Month period ending as of the date of determination, minus

(z) the outstanding principal balance of the Term Loan, less

(b) the sum of the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).”

““Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries for any period, the ratio of (a) Adjusted EBITDA for such period minus non-financed Maintenance Capital Expenditures incurred during such period, to (b) Fixed Charges for such period.  For purposes of this definition and calculation, “Fixed Charges” shall exclude cash interest expense and cash principal payments on Deemed Financing Liabilities.

““Leverage Ratio” means, at any date of determination, the ratio of (a) the outstanding principal amount of Total Debt at such date, to (b) Adjusted EBITDA for the most recently completed four-fiscal quarter period ended on or prior to the date of determination.”

““Maximum Revolver Amount” means $35,000,000.”

(b)                           Section 1.1 of the Loan Agreement is hereby amended by amending and restating the pricing grids in the definitions of “Base Rate Margins,” “Letter of Credit Fee,” and “LIBOR Rate Margin” and by substituting the following grids therefore, respectively:

(i)            Base Rate Margin Grid:

Level	Leverage Ratio	Base Rate Margin
I	equal to or greater than 4.0:1.0	1.00 percentage points

II	less than 4.0:1.0 and equal to or greater than 3.5:1.0	0.75 percentage points
III	less than 3.5:1.0 and equal to or greater than 3.0:1.0	0.50 percentage points
IV	less than 3.0:1.0	0.25 percentage points

(ii)           Letter of Credit Fee Grid:

Level	Leverage Ratio	Letter of Credit Fee
I	equal to or greater than 4.0:1.0	3.00 percentage points
II	less than 4.0:1.0 and equal to or greater than 3.5:1.0	2.75 percentage points
III	less than 3.5:1.0 and equal to or greater than 3.0:1.0	2.50 percentage points
IV	less than 3.0:1.0	2.25 percentage points

(iii)          LIBOR Rate Margin Grid:

Level	Leverage Ratio	LIBOR Rate Margin
I	equal to or greater than 4.0:1.0	3.00 percentage points
II	less than 4.0:1.0 and equal to or greater than 3.5:1.0	2.75 percentage points
III	less than 3.5:1.0 and equal to or greater than 3.0:1.0	2.50 percentage points
IV	less than 3.0:1.0	2.25 percentage points

(c)           Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions:

““Deeming Financing Liabilities” shall be deemed financing liabilities under GAAP with respect to long-term real property lease obligations, which prior to the Restatement would have been treated as operating lease obligations or capitalized lease obligations.”

““Restatement” means the restatement of Borrower’s financial statements and related disclosures for periods spanning from Borrower’s fiscal 2000 through fiscal 2004 relating to certain operating lease issues and their application under GAAP as disclosed in Borrower’s form 10-K/A for its fiscal year ended October 28, 2004, as filed with the Securities and Exchange Commission on May 18, 2005.”

(d)           Section 1.1 of the Loan Agreement is hereby amended by amending the definition of Indebtedness to delete the period at the end of such definition and inserting the following in lieu thereof:

“; provided, however, that Indebtedness shall specifically exclude Deemed Financing Liabilities.”

(e)           Section 7.18 of the Loan Agreement is hereby amended by amending and restating subsection (a)(i) thereof in its entirety as follows:

“(i)          Minimum Adjusted EBITDA.  Adjusted EBITDA, measured on each fiscal quarter-end basis, for the then most recently completed thirteen Fiscal Month period, of at  least $28,000,000.”

(f)            Section 7.18 of the Loan Agreement is hereby amended by amending and restating subsection (a)(ii) thereof in its entirety as follows:

“(ii)         Fixed Charge Coverage Ratio.  A Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.05:1.0	For the four fiscal quarters ending January 25, 2007
1.05:1.0	For the four fiscal quarters ending April 19, 2007
1.05:1.0	For the four fiscal quarters ending July 12, 2007
1.00:1.0	For the four fiscal quarters ending November 1, 2007

1.05:1.0	For each of the four fiscal quarters ended thereafter”

(g)           A Schedule A-1(c) is added to the Loan Agreement as follows:

“Schedule A-1(c)

POST-CLOSING ADJUSTMENTS TO TTM EBITDA

Without duplication and to the extent included in the calculation of EBITDA:

(i)                                     Cash rental payments associated with leases that are currently treated as Deferred Financing Liabilities that either were treated as operating leases prior to the Restatement or would be treated as operating leases in the absence of the Restatement.”

(h)           Schedule C-1 of the Loan Agreement is hereby amended by deleting the table therein and replacing it with the following:

Lender	Revolver Commitment	Term Loan Commitment	Total Commitment
Wells Fargo Foothill, Inc.	$29,166,000	$10,000,000	$39,166,000
GE Capital Franchise Finance Corporation	$5,834,000	$5,000,000	$10,834,000

All Lenders	$35,000,000	$15,000,000	$50,000,000

(i)            All applicable schedules are amended to reflect that Subsidiary Village Inn Pancake House of Albuquerque, Inc., a New Mexico corporation has been merged with and into Borrower.

3.     Conditions Precedent to Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)           Agent shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit A, duly executed and delivered by each Guarantor.

(c)           The representations and warranties herein and in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d)           After giving effect to the amendments set forth herein, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(e)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force and effect by any Governmental Authority against Borrower, any Guarantor, Agent, or any Lender.

4.     Release.  Each of Borrower and Guarantor hereby acknowledges and agrees that: (i) neither it nor any of its Subsidiaries has any claim or cause of action against Agent or any Lender (or any of the directors, officers, employees, agents, Affiliates or attorneys of the foregoing) and (ii) Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to Borrower, Guarantor, and all of their Subsidiaries and Affiliates.  Agent and the Lenders wish (and Borrower and Guarantor agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies.  For and in consideration of the agreements contained in this Amendment and other good and valuable consideration, Borrower and Guarantor (the “Releasors”) unconditionally and irrevocably release, waive and forever discharge Agent and the Lenders, together with their respective successors, assigns, subsidiaries, Affiliates, agents and attorneys (collectively, the “Released Parties”), from: (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to the Releasors or any of them and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), which the Releasors or any of them might otherwise have against the Released Parties or any of them, in either case (x) or (y) on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind which existed, arose or occurred at any time from the beginning of the world to the date this Amendment becomes effective.

5.     Representations and Warranties.  Borrower represents and warrants to the Lender Group that:

(a)           It has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under each Loan Document to which it is a party.  The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or Governmental Authority binding on it, (B) the terms of its Governing Documents, or (C) any provision of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

(b)           This Amendment has been duly executed and delivered by Borrower.  This Amendment and each Loan Document to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms, and is in full force and effect;

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower, any Guarantor, Agent or any Lender;

(d)           After giving effect to the amendments set forth herein, no Default or Event of Default has occurred and is continuing on the date hereof or as of the date on which the conditions precedent set forth in Section 3 of this Amendment shall have been satisfied;

(e)           The representations and warranties herein and in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

6.     Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York, without reference to the conflict of laws provisions thereof other than those that would give effect to the choice of New York law.

7.     Counterpart Execution.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.     Effect on Loan Documents.

(a)           The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document.  The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Loan Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of the Lender Group.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(d)           This Amendment is a Loan Document.

9.     Entire Agreement.  This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

VI ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Debra Koenig
Name:	Debra Koenig
Title:	President

VICORP RESTAURANTS, INC.,
a Colorado corporation

By:	/s/ Anthony Carroll
Name:	Anthony Carroll
Title:	Chief Administrative Officer

WELLS FARGO FOOTHILL, INC.,
A California corporation, as Agent

By:	/s/ Kevin S. Fong
Name:	Kevin S. Fong
Title:	Vice President

GE CAPITAL FRANCHISE FINANCE CORPORATION,
a Delaware corporation, as a Lender

By:	/s/ Kristine Kinzle
Title:	Authorized Signatory

Agreed to for purposes of Section 4:

VI ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Debra Koenig
Name:	Debra Koenig
Title:	President

VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.,
a New Mexico corporation

By:	/s/ Debra Koenig
Name:	Debra Koenig
Title:	President

Exhibit A

REAFFIRMATION AND CONSENT

Dated as of February 16, 2007

Reference hereby is made to that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “Amendment”), among the lenders signatory thereto (the “Lenders”), Wells Fargo Foothill, Inc., a California corporation, as administrative agent for the Lenders (“Agent”), VI Acquisition Corp., a Delaware corporation (“Parent”), and VICORP Restaurants, Inc., a Colorado corporation (“Borrower”).  Capitalized terms used herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement, dated as of April 14, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), among Parent, Borrower, Agent, and the Lenders.  Each of the undersigned hereby (a) represents and warrants that the execution and delivery of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation applicable to him or it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, as applicable, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) consents to the amendment of the Loan Agreement set forth in the Amendment and any waivers granted therein; (c) acknowledges and reaffirms all obligations owing by it to the Lender Group under any Loan Document to which it is a party; (d) agrees that each Loan Document to which it is a party is and shall remain in full force and effect, and (e) ratifies and confirms its consent to any previous amendments of the Loan Agreement and any previous waivers granted with respect to the Loan Agreement.  Although each of the undersigned have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that the Lender Group shall have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.  EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS REAFFIRMATION AND CONSENT.

IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation and Consent as of the date first set forth above.

VI ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Debra Koenig
Name:	Debra Koenig
Title:	President

VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.,
a New Mexico corporation

By:	/s/ Debra Koenig
Name:	Debra Koenig
Title:	President